GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 5% Year-Over-Year to $6.4 billion
Biktarvy Sales Increased 12% Year-Over-Year to $3.1 billion
Oncology Sales Increased 33% Year-Over-Year to $769 million
Foster City, CA, November 7, 2023 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the third quarter of 2023.
“Gilead has now delivered two years of consistent growth in our base business. In the third quarter, this continued growth was driven by both Virology and Oncology,” said Daniel O’Day, Gilead's Chairman and Chief Executive Officer. “Our clinical momentum also remains strong, and highlights this quarter included new data on Trodelvy with pembrolizumab in first-line metastatic non-small cell lung cancer. In Virology, we completed enrollment for Phase 3 trials of lenacapavir for HIV prevention and oral obeldesivir for COVID-19. We are looking forward to advancing these and other potential new options for patients over the coming months.”
Third Quarter 2023 Financial Results
•Total third quarter 2023 revenue of $7.1 billion was flat compared to the same period in 2022, primarily driven by increased sales in Oncology and HIV, offset by lower Veklury® (remdesivir) and chronic hepatitis C virus (“HCV”) product sales.
•Diluted Earnings Per Share (“EPS”) increased to $1.73 for the third quarter of 2023 compared to $1.42 for the same period in 2022, and non-GAAP diluted EPS increased to $2.29 for the third quarter of 2023 compared to $1.90 for the same period in 2022. The increases in GAAP and non-GAAP diluted EPS were primarily driven by lower tax expense, partially offset by net higher total costs and expenses.
•As of September 30, 2023, Gilead had $8.0 billion of cash, cash equivalents and marketable debt securities, up from $7.6 billion as of December 31, 2022.
•During the third quarter of 2023, Gilead generated $1.8 billion in operating cash flow.
•During the third quarter of 2023, Gilead repaid $2.3 billion of debt, paid dividends of $953 million and repurchased $300 million of common stock. Additionally, Gilead issued senior unsecured notes in an aggregate principal amount of $2.0 billion.
Product Sales Performance
Total third quarter 2023 product sales of $7.0 billion was flat compared to the same period in 2022, reflecting continued growth in the base business, offset by lower Veklury sales. Total product sales, excluding Veklury, increased 5% to $6.4 billion in the third quarter of 2023 compared to the same period in 2022, primarily due to increased sales in Oncology and HIV, partially offset by lower HCV sales.

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HIV product sales increased 4% to $4.7 billion in the third quarter of 2023 compared to the same period in 2022, primarily driven by higher demand and channel inventory dynamics, partially offset by lower average realized price due to a shift in channel mix.
•Biktarvy® (bictegravir 50mg/emtricitabine 200mg (“FTC”)/tenofovir alafenamide 25mg (“TAF”)) sales increased 12% year-over-year in the third quarter of 2023, primarily driven by higher demand, as well as favorable channel inventory.
•Descovy® (FTC 200mg/TAF 25mg) sales increased 2% year-over-year in the third quarter of 2023, primarily driven by higher demand, partially offset by pricing dynamics in the United States.
The Liver Disease portfolio sales, which includes HCV, chronic hepatitis B virus (“HBV”), and chronic hepatitis delta virus (“HDV”), decreased 10% to $706 million in the third quarter of 2023 compared to the same period in 2022, as higher HCV patient starts were more than offset by unfavorable pricing dynamics, primarily due to the resolution of a rebate claim in HCV in the third quarter of 2022.
Cell Therapy product sales increased 22% to $486 million in the third quarter of 2023 compared to the same period in 2022.
•Yescarta® (axicabtagene ciloleucel) sales increased 23% year-over-year to $391 million in the third quarter of 2023, primarily driven by strong demand in the second- and third-line settings for relapsed or refractory (“R/R”) large B-cell lymphoma (“LBCL”) outside of the United States.
•Tecartus® (brexucabtagene autoleucel) sales increased 18% year-over-year to $96 million in the third quarter of 2023, primarily driven by increased demand in R/R mantle cell lymphoma (“MCL”) and R/R adult acute lymphoblastic leukemia (“ALL”).
Trodelvy® (sacituzumab govitecan-hziy) sales increased 58% to $283 million in the third quarter of 2023 compared to the same period in 2022, primarily driven by higher demand in both the United States and Europe.
Veklury sales decreased 31% to $636 million for the third quarter of 2023 compared to the same period in 2022, primarily driven by lower rates of COVID-19 related hospitalizations in all regions. Veklury sales generally reflect COVID-19 related rates and severity of infections and hospitalizations, as well as the availability, uptake and effectiveness of vaccinations and alternative treatments for COVID-19.
Third Quarter 2023 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin was 77.6% for the third quarter of 2023 compared to 80.0% for the same period in 2022, primarily driven by intangible asset amortization expenses related to the pretreated HR+/HER2- metastatic breast cancer indication for Trodelvy following its approval in February 2023, as well as product mix. Non-GAAP product gross margin was 85.9% for the third quarter of 2023 compared to 86.8% in the same period in 2022, primarily driven by product mix.
•Research & development (“R&D”) expenses for the third quarter of 2023 were $1.5 billion compared to $1.1 billion in the same period in 2022. Non-GAAP R&D expenses for the third quarter of 2023 were $1.5 billion compared to $1.2 billion in the same period in 2022. The increases in GAAP and non-GAAP R&D expenses were primarily driven by increased clinical activity, as well as costs associated with the discontinuation of two Phase 3 magrolimab studies.
•Acquired in-process research and development (“IPR&D”) expenses for the third quarter of 2023 were $91 million, driven by an upfront payment related to the Tentarix Biotherapeutics Inc. (“Tentarix”) collaboration and other collaboration-related activities.
•Selling, general and administrative (“SG&A”) expenses and non-GAAP SG&A expenses for the third quarter of 2023 were $1.3 billion compared to $1.2 billion in the same period in 2022. The increases in GAAP and non-GAAP SG&A expenses were primarily driven by increased commercial activities in Oncology.

November 7, 2023	3

•The effective tax rate (“ETR”) for the third quarter of 2023 was 6.3% compared to 26.6% for the same period in 2022, and non-GAAP ETR for the third quarter of 2023 was 7.0% compared to 22.4% for the same period in 2022. Both ETR and non-GAAP ETR decreases were primarily driven by a decrease in tax reserves as a result of reaching agreement with a tax authority on certain tax positions.
Guidance and Outlook
For the full-year, Gilead expects:
•Total product sales between $26.7 billion and $26.9 billion, compared to $26.3 billion and $26.7 billion previously.
•Total product sales, excluding Veklury, between $24.8 billion and $25.0 billion, compared to $24.6 billion and $25.0 billion previously.
•Total Veklury sales of approximately $1.9 billion, compared to approximately $1.7 billion previously.
•Diluted earnings per share between $4.55 and $4.75, compared to $4.50 and $4.85 previously.
•Non-GAAP diluted earnings per share between $6.65 and $6.85, compared to $6.45 and $6.80 previously.
Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2023 guidance is provided in the accompanying tables. Also see the Forward-Looking Statements described below. The financial guidance is subject to a number of risks and uncertainties, including uncertainty around the duration and magnitude of the COVID-19 pandemic.
Key Updates Since Our Last Quarterly Release
Virology
•Received U.S. Food and Drug Administration (“FDA”) and European Commission approval to extend the use of Veklury to treat COVID-19 in appropriate patients with mild to severe hepatic impairment.
•Presented new data at the European AIDS Conference 2023, including three-year outcomes from BICSTaR, an ongoing real-world study evaluating Biktarvy in people with HIV who have a high burden of co-morbidities, and multiple analyses from the Phase 2/3 CAPELLA study of lenacapavir in people with multi-drug resistant HIV.
•Announced PURPOSE 5, a Phase 2 clinical trial to assess the persistence of lenacapavir compared with FTC/tenofovir disoproxil fumarate in people who may benefit from PrEP in Europe. The use of lenacapavir for PrEP is investigational.
•Presented new data at Infectious Disease Week 2023 demonstrating Biktarvy’s efficacy and safety profile across a broad range of people with HIV as well as two-year outcomes from the CAPELLA study of lenacapavir. Additionally, presented data on the safety profile of Veklury across vulnerable populations and the drug-drug interaction profile of the investigational oral antiviral obeldesivir, as well as new in vitro data on antiviral activity of Veklury and obeldesivir against recent SARS-CoV-2 Omicron subvariants.
•Discontinued the Phase 3 BIRCH trial of obeldesivir in non-hospitalized participants who are at high risk for developing severe COVID-19. The decision was based on lower-than-expected COVID-19 incidence rates and related hospitalizations or all-cause death by Day 29, and does not reflect any safety or efficacy concerns.
•Announced the Phase 3 OAKTREE trial of obeldesivir in non-hospitalized participants without risk factors for developing severe COVID-19 is approaching full enrollment, and remains unaffected by the BIRCH decision.
•Announced plans to present at the American Association for the Study of Liver Diseases 2023 annual meeting. Presentations will include new and long-term data across Gilead’s Liver Disease portfolio.
•Announced a collaboration with Assembly Biosciences, Inc. (“Assembly”) to advance the research and development of novel antiviral therapies, including in herpesviruses, HBV and HDV.

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Oncology
•Presented promising early data at the 2023 World Conference on Lung Cancer from the Phase 2 EVOKE-02 study evaluating the investigational use of Trodelvy in combination with Keytruda® (pembrolizumab) as a first-line treatment in patients with advanced or metastatic non-small cell lung cancer without actionable genomic alterations. The study demonstrated clinical activity in patients with PD-L1 tumor proportion score (“TPS”) >50% in Cohort A and PD-L1 TPS<50% in Cohort B, including early and durable responses, as well as safety consistent with the known safety profile of each agent.
•Presented data at the European Society of Medical Oncology 2023 meeting from the Phase 2 TROPiCS-03 basket study demonstrating encouraging activity of Trodelvy for investigational use in both advanced head and neck squamous cell carcinoma and extensive stage small cell lung cancer cohorts, as well as other data in breast and urothelial cancer. Additionally, presented a comparative analysis, adjusting for trial differences, on Yescarta relative to bispecific antibodies in 3L+ R/R LBCL.
•Announced abstracts for the American Society of Hematology 2023 Annual Meeting, including updated Phase 1 data evaluating the Arcellx, Inc. (“Arcellx”) partnered CART-ddBCMA in R/R multiple myeloma, demonstrating continued deep and durable responses with 22 months follow-up. Additionally announced abstracts for long-term follow-up across Yescarta trials in R/R LBCL, first-line high-risk LBCL, and R/R follicular lymphoma, as well as real-world data for Tecartus in R/R MCL and B-cell ALL.
•Announced results from the Phase 2 ALYCANTE study, led and sponsored by the French collaborative group LYSA/LYSARC, evaluating Yescarta in transplant-ineligible patients with second-line R/R LBCL, which demonstrated high response rates and durable remission.
•Presented initial data, alongside Arcus Biosciences, Inc. (“Arcus”) at the American Society of Clinical Oncology Monthly Plenary Session from the Phase 2 EDGE-Gastric study of domvanalimab in combination with zimberelimab and chemotherapy in first-line locally advanced unresectable or metastatic gastric, gastroesophageal junction, or esophageal adenocarcinoma. The results showed encouraging overall response rates and six-month landmark progression-free survival rate.
•Discontinued the Phase 3 ENHANCE-2 study of magrolimab in first-line acute myeloid leukemia (“AML”) with TP53 mutations based on an ad hoc analysis and following review by an independent data monitoring committee. Additionally announced that the U.S. FDA placed a partial clinical hold on magrolimab studies in AML that paused enrollment, though previously enrolled patients may continue to receive the study medicine.
•Announced a collaboration with Tentarix to discover and develop novel therapies across oncology and inflammation, using Tentarix’s proprietary Tentacles platform.
•Announced a collaboration with Epicrispr Biotechnologies, Inc. (“Epic Bio”) to develop next-generation cancer cell therapies using Epic Bio’s proprietary gene regulation platform.
Corporate
•Issued $2.0 billion aggregate principal amount of senior unsecured notes in a registered offering, comprised of $1.0 billion principal amount of 5.25% senior notes due in 2033 and $1.0 billion principal amount of 5.55% senior notes due in 2053, and repaid debt of $2.3 billion.
•The company’s Board of Directors declared a quarterly dividend of $0.75 per share of common stock for the fourth quarter of 2023. The dividend is payable on December 28, 2023, to stockholders of record at the close of business on December 15, 2023. Future dividends will be subject to Board approval.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.

November 7, 2023	5

Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and inventory step-up charges, and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with changes in tax related laws and guidelines. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19 and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: Gilead’s ability to achieve its anticipated full year 2023 financial results, including as a result of the uncertainty of the amount and timing of Veklury revenues; Gilead’s ability to make progress on any of its long-term ambitions or strategic priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the arrangements with Arcus, Arcellx, Assembly, Epic Bio, and Tentarix; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Biktarvy, Tecartus, Trodelvy, Veklury, Yescarta, CART-ddBCMA, domvanalimab, lenacapavir, magrolimab, obeldesivir, and zimberelimab, and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to receive regulatory approvals in a timely manner or at all, and the risk that any such approvals, if granted, may be subject to significant limitations on use; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of

November 7, 2023	6

Gilead products; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products, including Veklury; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended September 30, 2023 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITETM, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, SUNLENCA® , TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, United States. Other trademarks are the property of their respective owners.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

November 7, 2023	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2023	2022	2023	2022
Revenues:
Product sales	$6,994	$6,978	$19,864	$19,650
Royalty, contract and other revenues	56	64	138	242
Total revenues	7,051	7,042	20,002	19,892
Costs and expenses:
Cost of goods sold	1,565	1,395	4,408	4,261
Research and development expenses	1,457	1,149	4,310	3,429
Acquired in-process research and development expenses	91	448	808	786
In-process research and development impairment	—	—	—	2,700
Selling, general and administrative expenses	1,315	1,213	4,482	3,653
Total costs and expenses	4,428	4,205	14,009	14,829
Operating income	2,623	2,837	5,993	5,063
Interest expense	(232)	(229)	(692)	(709)
Other income (expense), net	(72)	(176)	(95)	(571)
Income before income taxes	2,318	2,432	5,206	3,783
Income tax expense	(146)	(646)	(1,010)	(850)
Net income	2,172	1,786	4,196	2,933
Net loss attributable to noncontrolling interest	8	3	40	19
Net income attributable to Gilead	$2,180	$1,789	$4,236	$2,952
Basic earnings per share attributable to Gilead	$1.75	$1.43	$3.39	$2.35
Shares used in basic earnings per share attributable to Gilead calculation	1,248	1,255	1,249	1,255
Diluted earnings per share attributable to Gilead	$1.73	$1.42	$3.37	$2.34
Shares used in diluted earnings per share attributable to Gilead calculation	1,257	1,261	1,259	1,261
Cash dividends declared per share	$0.75	$0.73	$2.25	$2.19

Research and development expenses as a % of revenues	20.7%	16.3%	21.5%	17.2%
Selling, general and administrative expenses as a % of revenues	18.6%	17.2%	22.4%	18.4%

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GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in millions, except percentages)	2023	2022	Change	2023	2022	Change
Product sales:
HIV	$4,667	$4,487	4%	$13,482	$12,422	9%
Oncology	769	578	33%	2,167	1,525	42%
Liver Disease	706	788	(10)%	2,093	2,104	(1)%
Other	216	200	8%	658	693	(5)%
Total product sales excluding Veklury	6,358	6,053	5%	18,400	16,745	10%
Veklury	636	925	(31)%	1,465	2,905	(50)%
Total product sales	6,994	6,978	—%	19,864	19,650	1%
Royalty, contract and other revenues	56	64	(13)%	138	242	(43)%
Total revenues	$7,051	$7,042	—%	$20,002	$19,892	1%

November 7, 2023	9

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in millions, except percentages)	2023	2022	Change	2023	2022	Change
Non-GAAP:
Cost of goods sold	$985	$923	7%	$2,717	$2,634	3%
Research and development expenses	$1,453	$1,173	24%	$4,268	$3,425	25%
Acquired IPR&D expenses	$91	$448	(80)%	$808	$786	3%
Selling, general and administrative expenses	$1,298	$1,212	7%	$4,464	$3,566	25%
Other income (expense), net	$96	$20	NM	$261	$25	NM
Diluted EPS	$2.29	$1.90	21%	$5.00	$5.59	(11)%

Product gross margin	85.9%	86.8%	-85 bps	86.3%	86.6%	-27 bps
Research and development expenses as a % of revenues	20.6%	16.7%	394 bps	21.3%	17.2%	412 bps
Selling, general and administrative expenses as a % of revenues	18.4%	17.2%	120 bps	22.3%	17.9%	439 bps
Operating margin	45.7%	46.7%	-92 bps	38.7%	47.7%	-894 bps
Effective tax rate	7.0%	22.4%	-1540 bps	14.5%	20.1%	-555 bps
________________________________
NM - Not Meaningful
(1)    Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables below.

November 7, 2023	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except percentages and per share amounts)	2023	2022	2023	2022
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,565	$1,395	$4,408	$4,261
Acquisition-related – amortization(1)	(581)	(472)	(1,691)	(1,585)
Other(2)	—	—	—	(42)
Non-GAAP cost of goods sold	$985	$923	$2,717	$2,634

Product gross margin reconciliation:
GAAP product gross margin	77.6%	80.0%	77.8%	78.3%
Acquisition-related – amortization(1)	8.3%	6.8%	8.5%	8.1%
Other(2)	—%	—%	—%	0.2%
Non-GAAP product gross margin	85.9%	86.8%	86.3%	86.6%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,457	$1,149	$4,310	$3,429
Acquisition-related – other costs(3)	1	24	(37)	13
Other(2)	(5)	—	(5)	(18)
Non-GAAP research and development expenses	$1,453	$1,173	$4,268	$3,425

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$—	$—	$—	$2,700
IPR&D impairment	—	—	—	(2,700)
Non-GAAP IPR&D impairment	$—	$—	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,315	$1,213	$4,482	$3,653
Acquisition-related – other costs(3)	—	(2)	(2)	(2)
Other(2)	(17)	1	(17)	(84)
Non-GAAP selling, general and administrative expenses	$1,298	$1,212	$4,464	$3,566

Operating income reconciliation:
GAAP operating income	$2,623	$2,836	$5,993	$5,063
Acquisition-related – amortization(1)	581	472	1,691	1,585
Acquisition-related – other costs(3)	(1)	(22)	39	(11)
IPR&D impairment	—	—	—	2,700
Other(2)	22	(1)	22	144
Non-GAAP operating income	$3,224	$3,286	$7,745	$9,480

Operating margin reconciliation:
GAAP operating margin	37.2%	40.3%	30.0%	25.5%
Acquisition-related – amortization(1)	8.2%	6.7%	8.5%	8.0%
Acquisition-related – other costs(3)	—%	(0.3)%	0.2%	(0.1)%
IPR&D impairment	—%	—%	—%	13.6%
Other(2)	0.3%	—%	0.1%	0.7%
Non-GAAP operating margin	45.7%	46.7%	38.7%	47.7%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$(72)	$(176)	$(95)	$(571)
Loss from equity securities, net	168	197	356	596
Non-GAAP other income (expense), net	$96	$20	$261	$25

November 7, 2023	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except percentages and per share amounts)	2023	2022	2023	2022
Effective tax rate reconciliation:
GAAP effective tax rate	6.3%	26.6%	19.4%	22.5%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(4)	0.7%	(4.1)%	(4.9)%	(2.4)%
Non-GAAP effective tax rate	7.0%	22.4%	14.5%	20.1%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$2,180	$1,789	$4,236	$2,952
Acquisition-related – amortization(1)	461	379	1,345	1,264
Acquisition-related – other costs(3)	(1)	(23)	31	(13)
IPR&D impairment	—	—	—	2,057
Loss from equity securities, net	164	198	351	570
Discrete and related tax charges(4)	58	49	314	118
Other(2)	17	—	17	104
Non-GAAP net income attributable to Gilead	$2,879	$2,391	$6,293	$7,052

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.73	$1.42	$3.37	$2.34
Acquisition-related – amortization(1)	0.37	0.30	1.07	1.00
Acquisition-related – other costs(3)	—	(0.02)	0.02	(0.01)
IPR&D impairment	—	—	—	1.63
Loss from equity securities, net	0.13	0.16	0.28	0.45
Discrete and related tax charges(4)	0.05	0.04	0.25	0.09
Other(2)	0.01	—	0.01	0.08
Non-GAAP diluted earnings per share	$2.29	$1.90	$5.00	$5.59

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$581	$472	$1,691	$1,627
Research and development expenses adjustments	4	(24)	42	5
IPR&D impairment adjustments	—	—	—	2,700
Selling, general and administrative expenses adjustments	17	1	19	86
Total non-GAAP adjustments to costs and expenses	602	450	1,752	4,418
Other income (expense), net, adjustments	168	197	356	596
Total non-GAAP adjustments before income taxes	770	646	2,108	5,014
Income tax effect of non-GAAP adjustments above	(129)	(93)	(364)	(1,032)
Discrete and related tax charges(4)	58	49	314	118
Total non-GAAP adjustments after tax	$699	$602	$2,057	$4,100
______________________________
(1)    Relates to amortization of acquired intangibles and inventory step-up charges.
(2)    Adjustments to Cost of goods sold and Research and development expenses primarily include various restructuring expenses during the first quarter of 2022 and third quarter of 2023. Adjustments to Selling, general and administrative expenses include donations to the Gilead Foundation, a California nonprofit organization, during the second quarter of 2022 and various restructuring expenses during the third quarter of 2023.
(3)    Adjustments include employee-related expenses, contingent consideration fair value adjustments and other expenses associated with Gilead’s acquisitions of MYR GmbH, MiroBio, Ltd., Tmunity Therapeutics, Inc. and XinThera, Inc.
(4)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

November 7, 2023	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2023 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 2, 2023	Updated April 27, 2023	Updated August 3, 2023	Updated November 7, 2023
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	79.0%	77.0%	77.0%	77.0%
Acquisition-related expenses and other	~ 7%	~ 9%	~ 9%	~ 9%
Non-GAAP projected product gross margin	86.0%	86.0%	86.0%	86.0%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$9,200 - $9,800	$8,600 - $9,200	$8,000 - $8,500	$8,100 - $8,400
Acquisition-related expenses and other	~ 1,800	~ 2,400	~ 2,400	~ 2,400
Non-GAAP projected operating income	$11,000 - $11,600	$11,000 - $11,600	$10,400 - $10,900	$10,500 - $10,800

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 22%	~ 22%	~ 21%	~ 20%
Discrete and related tax adjustments, and income tax effect of adjustments above and fair value adjustments of equity securities	(~ 2%)	(~ 2%)	(~ 4%)	(~ 4%)
Non-GAAP projected effective tax rate	~ 20%	~ 20%	~ 17%	~ 16%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.30 - $5.70	$4.75 - $5.15	$4.50 - $4.85	$4.55 - $4.75
Acquisition-related expenses, fair value adjustments of equity securities, discrete and related tax adjustments and other	~ 1.30	~ 1.85	~ 1.95	~ 2.10
Non-GAAP projected diluted EPS	$6.60 - $7.00	$6.60 - $7.00	$6.45 - $6.80	$6.65 - $6.85
________________________________
(1)    Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

November 7, 2023	13

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
(in millions)	2023	2022
Assets
Cash, cash equivalents and marketable debt securities	$8,021	$7,630
Accounts receivable, net	4,790	4,777
Inventories	3,202	2,820
Property, plant and equipment, net	5,572	5,475
Intangible assets, net	27,152	28,894
Goodwill	8,314	8,314
Other assets	5,323	5,262
Total assets	$62,373	$63,171
Liabilities and Stockholders’ Equity
Current liabilities	$11,945	$11,237
Long-term liabilities	28,186	30,725
Stockholders’ equity(1)	22,242	21,209
Total liabilities and stockholders’ equity	$62,373	$63,171
________________________________
(1)    As of September 30, 2023 and December 31, 2022, there were 1,247 shares of common stock issued and outstanding.

November 7, 2023	14

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$1,756	$2,863	$5,837	$6,505
Net cash used in investing activities	(229)	(713)	(1,538)	(2,091)
Net cash used in financing activities	(1,518)	(2,118)	(4,026)	(4,915)
Effect of exchange rate changes on cash and cash equivalents	(7)	(72)	20	(138)
Net change in cash and cash equivalents	1	(40)	293	(639)
Cash and cash equivalents at beginning of period	5,704	4,739	5,412	5,338
Cash and cash equivalents at end of period	$5,705	$4,699	$5,705	$4,699

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$1,756	$2,863	$5,837	$6,505
Capital expenditures	(122)	(157)	(370)	(547)
Free cash flow(1)	$1,633	$2,706	$5,467	$5,958
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

November 7, 2023	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2023	2022	2023	2022
HIV
Biktarvy – U.S.	$2,504	$2,286	$7,104	$6,088
Biktarvy – Europe	313	278	920	807
Biktarvy – Other International	268	201	717	577
	3,085	2,766	8,741	7,472

Complera / Eviplera – U.S.	13	20	40	56
Complera / Eviplera – Europe	18	21	55	76
Complera / Eviplera – Other International	3	3	9	10
	34	43	104	142

Descovy – U.S.	460	444	1,314	1,152
Descovy – Europe	25	28	75	92
Descovy – Other International	26	28	86	91
	511	500	1,475	1,335

Genvoya – U.S.	433	502	1,305	1,441
Genvoya – Europe	47	71	157	220
Genvoya – Other International	23	27	81	103
	503	600	1,544	1,764

Odefsey – U.S.	257	276	754	763
Odefsey – Europe	74	86	223	278
Odefsey – Other International	11	12	33	36
	343	374	1,011	1,077

Stribild – U.S.	18	22	57	68
Stribild – Europe	5	7	16	23
Stribild – Other International	2	3	6	7
	25	32	79	98

Truvada – U.S.	15	24	71	77
Truvada – Europe	3	3	10	12
Truvada – Other International	4	2	16	13
	22	30	97	102

Revenue share – Symtuza(1) – U.S.	96	85	278	251
Revenue share – Symtuza(1) – Europe	32	40	101	126
Revenue share – Symtuza(1) – Other International	3	4	10	10
	131	130	390	388

Other HIV(2) – U.S.	10	1	24	11
Other HIV(2) – Europe	3	6	11	20
Other HIV(2) – Other International	—	5	6	15
	13	12	41	45

Total HIV – U.S.	3,807	3,661	10,949	9,906
Total HIV – Europe	519	541	1,568	1,653
Total HIV – Other International	341	285	965	863
	$4,667	$4,487	$13,482	$12,422

November 7, 2023	16

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2023	2022	2023	2022
Oncology
Cell Therapy
Tecartus – U.S.	$64	$60	$179	$160
Tecartus – Europe	27	20	83	56
Tecartus – Other International	4	1	11	2
	96	81	272	217

Yescarta – U.S.	197	210	624	528
Yescarta – Europe	154	91	408	253
Yescarta – Other International	40	16	99	42
	391	317	1,130	823

Total Cell Therapy – U.S.	261	270	802	688
Total Cell Therapy – Europe	181	111	491	308
Total Cell Therapy – Other International	45	17	109	44
	486	398	1,402	1,040

Trodelvy
Trodelvy – U.S.	201	139	551	379
Trodelvy– Europe	62	38	169	98
Trodelvy – Other International	21	3	44	8
	283	180	764	485

Total Oncology – U.S.	462	409	1,354	1,067
Total Oncology – Europe	243	149	660	407
Total Oncology – Other International	65	20	153	52
	769	578	2,167	1,525
Liver Disease
HCV
Ledipasvir / Sofosbuvir(3) – U.S.	17	8	29	27
Ledipasvir / Sofosbuvir(3) – Europe	2	5	11	13
Ledipasvir / Sofosbuvir(3) – Other International	4	12	14	43
	23	25	54	83

Sofosbuvir / Velpatasvir(4) – U.S.	215	241	643	629
Sofosbuvir / Velpatasvir(4) – Europe	76	131	250	288
Sofosbuvir / Velpatasvir(4) – Other International	85	84	266	244
	377	455	1,159	1,161

Other HCV(5) – U.S.	28	34	80	88
Other HCV(5) – Europe	7	7	33	31
Other HCV(5) – Other International	3	2	10	7
	38	44	123	127

Total HCV – U.S.	260	283	751	745
Total HCV – Europe	85	143	294	332
Total HCV – Other International	93	98	289	294
	$438	$524	$1,335	$1,371

November 7, 2023	17

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2023	2022	2023	2022
HBV/HDV
Vemlidy – U.S.	$112	$129	$295	$306
Vemlidy – Europe	9	9	28	27
Vemlidy – Other International	106	90	322	289
	228	228	645	622

Viread – U.S.	4	2	4	4
Viread – Europe	5	5	17	17
Viread – Other International	12	15	40	48
	21	22	62	69

Other HBV/HDV(6) – U.S.	—	—	—	1
Other HBV/HDV(6) – Europe	19	13	50	41
	20	14	51	42

Total HBV/HDV – U.S.	116	131	299	311
Total HBV/HDV – Europe	34	28	96	85
Total HBV/HDV – Other International	119	106	363	337
	269	264	758	733

Total Liver Disease – U.S.	376	413	1,051	1,056
Total Liver Disease – Europe	119	170	390	417
Total Liver Disease – Other International	211	204	652	631
	706	788	2,093	2,104
Veklury
Veklury – U.S.	258	336	607	1,179
Veklury – Europe	65	130	227	560
Veklury – Other International	313	458	630	1,166
	636	925	1,465	2,905
Other
AmBisome – U.S.	12	9	39	48
AmBisome – Europe	63	63	192	192
AmBisome – Other International	39	33	150	140
	115	105	381	380

Letairis – U.S.	36	43	106	135

Other(7) – U.S.	34	28	91	91
Other(7) – Europe	9	11	31	52
Other(7) – Other International	23	13	49	35
	65	52	171	178

Total Other – U.S.	82	80	236	275
Total Other – Europe	72	75	224	244
Total Other – Other International	62	46	199	174
	216	200	658	693

Total product sales – U.S.	4,985	4,900	14,196	13,482
Total product sales – Europe	1,017	1,064	3,069	3,281
Total product sales – Other International	992	1,013	2,599	2,887
	$6,994	$6,978	$19,864	$19,650
______________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Emtriva, Sunlenca and Tybost.
(3)    Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(4)    Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(5)    Includes Vosevi and Sovaldi.
(6)    Includes Hepcludex and Hepsera.
(7)    Includes Cayston, Jyseleca, Ranexa and Zydelig.